News Release

For Immediate Release

July 17, 2014

International Barrier Technology - Fire-Resistant Building Materials Company - Reports Fiscal Year Record Sales Revenue of $8,054,700 and Record Sales Volume of 19,750,800 sq. ft. for YE June 30, 2014

July 17, 2014 – Watkins, MN - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCQB; IBH.V: TSXV), a manufacturer of proprietary fire-resistant building materials, has released sales revenue and sales volumes for fiscal year ending June 30, 2014.

Monthly shipments of 2,087,800 sq. ft. were recorded during the month of June, an 11% increase over the 1,873,100 sq. ft. shipped in June 2013.  Record Q4 shipments were achieved as 6,649,800 sq. ft. shipped Apr-Jun 2014 a 29% increase in comparison to 5,161,600 sq. ft. during the same quarterly period last year.

Record sales volume of 19,750,800 sq. ft. was shipped for the fiscal year ending June 30, 2014.  This was an increase of 49% from the 13,243,700 sq. ft. shipped in Fiscal 2013.  Residential Roof Deck/Wall Assembly/Structural Insulated Panel market business grew by 49% year over year and represented 73% of total Barrier shipments.  The Commercial Modular market was up 42% year over year and represented 27% of total shipments.

Monthly sales revenue grew 7%; quarterly sales revenue increased 10%; and fiscal year sales revenue for the period ending June 30, 2014 was up 34% from $5,995,040 to $8,054,700 over the comparable periods last year.  Fiscal year sales revenue generated from Residential Roof Deck/Wall Assembly/Structural Insulated Panel markets rose 52% and revenue from the Commercial Modular market inclined 40%.

Accomplishments during Fiscal 2014:

*Secured overseas license with leader in building products in the European Union and Russia, commercial production to begin later in Fiscal 2015.

*Record Fiscal Year Sales Volumes and Revenues.

*Double digit growth in both sales volumes and sales revenues in both major market areas.

*New Pyrotite® product distribution network and significant sales growth in the Southeast.

*New UL certified 2-hr exterior load bearing wall for Type III construction.

Barrier’s 10K annual financial report will be published on or before September 29th, 2014.

“Fiscal 2014 was a successful year for Barrier with significant sales growth of products manufactured with Pyrotite® products; coupled with the overseas license agreement,” states CEO Dr. Michael Huddy.  “As we approach capacity in our existing US manufacturing plant in Minnesota, we are committed and focused on expansion by creating more capacity in other geographic regions of the US.”

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCQB: IBTGF; TSXV: IBH.V) develops, manufactures, and markets proprietary fire-resistant building materials branded as LP® FlameBlock® Fire-Rated OSB Sheathing and Mule-Hide FR Deck Panel. Barrier's award-winning fire-resistant wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact.  Barrier's family of products provides customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction.  For more information please visit: www.intlbarrier.com.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, CFO

International Barrier Technology

(800) 638-4570

mmcelwee@intlbarrier.com

For more information please visit:

www.intlbarrier.com

The statements in this news release contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act.  Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales and adverse economic conditions.  In each case, actual results may differ materially from such forward-looking statements.  The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA

Tel: 800-638-4570  •  Email: mmcelwee@intlbarrier.com